APPENDIX A
                                       TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED FUND VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                           Dated as of March 16, 2016


The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of August 2, 2012:

                   Multi-Asset Diversified Income Index Fund
               First Trust NASDAQ Technology Dividend Index Fund
            International Multi-Asset Diversified Income Index Fund
                          First Trust High Income ETF
                            First Trust Low Beta ETF
             First Trust NASDAQ Rising Dividend Achievers ETF
                     First Trust Dorsey Wright Focus 5 ETF
                       First Trust RBA Quality Income ETF
             First Trust RBA American Industrial Renaissance(TM) ETF
              First Trust International Dorsey Wright Focus 5 ETF
                 First Trust Dorsey Wright Dynamic Focus 5 ETF



IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED FUND VI

BY:_________________________________

NAME:
TITLE:
DATE: